EXHIBIT (t)(2)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of the funds listed below (collectively, the “Funds”), do hereby severally constitute and appoint Nicholas S. Di Lorenzo, James F. Kirchner, Anchal Pachnanda or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement on Form N-2, including but not limited to the “Registration Statements” defined below, and any and all amendments (including pre-effective and post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Funds, in respect of shares or units of beneficial interest or common stock and other documents and papers relating thereto.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:

Fund	1940 Act File No.	1933 Act File No.
Eaton Vance Enhanced Equity Income Fund (EOI)	811-21614	333-262265
Eaton Vance Enhanced Equity Income Fund II (EOS)	811-21670	333-264149
Eaton Vance Floating-Rate Income Trust (EFT)	811-21574	333-265889
Eaton Vance Municipal Income Trust (EVN)	811-09141	333-269206
Eaton Vance National Municipal Opportunities Trust (EOT)	811-22269	333-265180
Eaton Vance Risk-Managed Diversified Equity Income Fund (ETJ)	811-22044	333-260965
Eaton Vance Senior Floating-Rate Trust (EFR)	811-21411	333-266343
Eaton Vance Senior Income Trust (EVF)	811-09013	333-263033
Eaton Vance Tax-Advantaged Dividend Income Fund (EVT)	811-21400	333-262832
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund (ETO)	811-21519	333-268410
Eaton Vance Tax-Managed Buy-Write Income Fund (ETB)	811-21676	333-270448
Eaton Vance Tax-Managed Buy-Write Opportunities Fund (ETV)	811-21735	333-264574
Eaton Vance Tax-Managed Diversified Equity Income Fund (ETY)	811-21832	333-262833
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (ETW)	811-21745	333-264570
Eaton Vance Tax-Managed Global Diversified Equity Income Fund (EXG)	811-21973	333-262834

IN WITNESS WHEREOF we have hereunto set our hands on the date set forth opposite our respective signatures.

Signature	Title	Date

/s/ Kenneth A. Topping
Kenneth A. Topping	President and Principal Executive Officer of EFT, EVN, EOT, EFR and EVF	December 12, 2023

R. Kelly Williams, Jr.
R. Kelly Williams, Jr.	President and Principal Executive Officer of EOI, EOS, ETJ, EVT, ETO, ETB, ETV, ETY, ETW and EXG	December 12, 2023

/s/ James F. Kirchner
James F. Kirchner	Treasurer and Principal Financial and Accounting Officer	December 12, 2023

Signature	Title	Date
/s/ Alan C. Bowser Alan C. Bowser	Trustee	December 12, 2023
/s/ Mark R. Fetting Mark R. Fetting	Trustee	December 12, 2023
/s/ Cynthia E. Frost Cynthia E. Frost	Trustee	December 12, 2023
/s/ George J. Gorman George J. Gorman	Trustee	December 12, 2023
/s/ Valerie A. Mosley Valerie A. Mosley	Trustee	December 12, 2023
/s/ Anchal Pachnanda Anchal Pachnanda	Trustee	December 12, 2023
/s/ Keith Quinton Keith Quinton	Trustee	December 12, 2023
/s/ Marcus L. Smith Marcus L. Smith	Trustee	December 12, 2023
/s/ Susan J. Sutherland Susan J. Sutherland	Trustee	December 12, 2023
/s/ Scott E. Wennerholm Scott E. Wennerholm	Trustee	December 12, 2023
/s/ Nancy A. Wiser Nancy A. Wiser	Trustee	December 12, 2023